SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                                     Between

AGRITOPE, INC. ("Agritope")                 Vilmorin & Cie ("Purchaser")
8505 S. W. Creekside Place                  71 Rue de Beaubourg
Beaverton, Oregon  97008                    75003 Paris
Fax: 503.520.6196                           Fax: (33) 142 7158 96

Purchaser agrees to purchase, and Agritope agrees to sell, Agritope Series A Preferred Stock, $.01 par value per share, on the terms and conditions stated in this Stock Purchase Agreement.

1.       Number of Shares:  214,285

2.       Total Purchase Price at $7.00 per share: $1,499,995

3.       Domicile of Purchaser:  France
         (Country of organization, if a corporation or other entity; country of residence, if an individual.)

4.       Exhibits.  The  following  exhibits  are  part of this  Stock  Purchase
         Agreement:

                  Exhibit A:  General Terms
                  Exhibit B: Certain Definitions under Regulation S Exhibit C: Rights to Acquire Shares
                  Exhibit D:  Certificate of Designation

Dated:   December 5, 1997

AGRITOPE, INC.                           VILMORIN & CIE
                                         (Purchaser)

By /s/ Gilbert N. Miller                 By /s/ Pierre Lefebvre
   Gilbert N. Miller                        (Signature)
   Executive Vice President
   and Chief Financial Officer           Pierre Lefebvre
                                         (Print or type name)

                                         C.E.O.
                                         (Title)

                                    EXHIBIT A

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                                  GENERAL TERMS











         NEITHER THE SHARES OF SERIES A PREFERRED STOCK BEING SOLD PURSUANT TO THIS AGREEMENT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE SERIES A PREFERRED STOCK HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"). SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO A U.S. PERSON, AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE 1933 ACT ("REGULATION S"), UNLESS (i) THE TRANSACTION IS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE, TERRITORY OR POSSESSION OF THE UNITED STATES OR THE DISTRICT OF COLUMBIA ("STATE ACT"), OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE ACT IS AVAILABLE AND THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT.

                                TABLE OF CONTENTS

                                                                                                               Page

                                    ARTICLE I
                           PURCHASE AND SALE OF SHARES..........................................................  2
             1.1     Sale of Shares.............................................................................  2
             1.2     Payment and Delivery.......................................................................  2

                                   ARTICLE II
                                     CLOSING....................................................................  2
             2.1     Closing....................................................................................  2
             2.2     Actions at Closing.........................................................................  2

                                   ARTICLE III
                            RESTRICTIONS ON TRANSFER............................................................  2
             3.1     General....................................................................................  2
             3.2     Certificate Legends........................................................................  3

                                   ARTICLE IV
                               INVESTMENT MATTERS...............................................................  4
             4.1     Investment Representations.................................................................  4
                     (a)  Domicile..............................................................................  4
                     (b)  Access to Information.................................................................  4
                     (c)  Experience............................................................................  4
                     (d)  Investment Intent.....................................................................  4
             4.2     Certain Restrictions.......................................................................  4
                     (a)  United Kingdom........................................................................  4
                     (b)  France................................................................................  4
             4.3     Disclosure Document........................................................................  5

                                    ARTICLE V
                               REGISTRATION RIGHTS..............................................................  5
             5.1     Definitions................................................................................  5
             5.2     Requested Registration.....................................................................  5
             5.3     Registration Procedure.....................................................................  6
             5.4     Deferral for Material Events...............................................................  6
             5.5     Furnish Information; Expenses..............................................................  6
             5.6     Expenses of Registration...................................................................  7
             5.7     Indemnification............................................................................  7
                     (a)  Indemnification by Agritope...........................................................  7
                     (b)  Indemnification by Holders of the Shares..............................................  8
                     (c)  Notice, Defense and Counsel...........................................................  8
                     (d)  Survival of Rights and Obligations....................................................  9

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF AGRITOPE.................................................... 9
             6.1     Organization, Etc..........................................................................  9
             6.2     Authority..................................................................................  9


                                      - i -




             6.3     Capitalization.............................................................................  9
             6.4     Valid Issuance; Title......................................................................  9
             6.5     Disclosure Document........................................................................  9
             6.6     Tax Matters................................................................................ 10
             6.7     Assets Needed for Business................................................................. 10
             6.8     Litigation and Other Contingent Liabilities................................................ 10
             6.9     Absence of Certain Adverse Effects......................................................... 10
             6.10    Business Plan.............................................................................. 10
             6.11    No Brokers................................................................................. 10
             6.12    Disclosure................................................................................. 10

                                   ARTICLE VII
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER.................................................. 10
             7.1     Corporate Existence; Execution and Performance of Agreement................................ 10
             7.2     Binding Obligations; Due Authorization..................................................... 11
             7.3     No Brokers................................................................................. 11
             7.4     Litigation................................................................................. 11
             7.5     Disclosure................................................................................. 11

                                  ARTICLE VIII
                                    COVENANTS................................................................... 11
             8.1     Best Efforts............................................................................... 11
             8.2     Right of Access............................................................................ 11
             8.3     Preservation of Business; Notice of Change................................................. 11

                                   ARTICLE IX
                                   CONDITIONS................................................................... 12
             9.1     Conditions Precedent to Obligations of Purchaser........................................... 12
             9.2     Conditions Precedent to Obligations of Agritope............................................ 13

                                    ARTICLE X
                                 PURCHASE OPTION................................................................ 14
             10.1    Grant of Option............................................................................ 14
             10.2    Exercise of Option......................................................................... 14

                                   ARTICLE XII
                                  OTHER MATTERS................................................................. 14
             11.1    Notices.................................................................................... 14
             11.2    Amendments and Waiver...................................................................... 15
             11.3    Expenses................................................................................... 15
             11.4    Headings................................................................................... 15
             11.5    Counterparts............................................................................... 15
             11.6    Parties in Interest; Assignment............................................................ 15
             11.7    Entire Agreement........................................................................... 15
             11.8    Severability............................................................................... 15
             11.9    Attorney Fees.............................................................................. 15
             11.10   Survival................................................................................... 15
             11.11   Form of Public Disclosures................................................................. 15
             11.12   Cumulative Rights and Remedies............................................................. 15


                                     - ii -




             11.13   No Third-Party Beneficiaries............................................................... 16
             11.14   Dispute Resolution......................................................................... 16
                     (a)  Conduct............................................................................... 16
                     (b)  Decision.............................................................................. 16
                     (c)  Costs................................................................................. 16
             11.15   Governing Law.............................................................................. 16

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                                  GENERAL TERMS

                              (European Purchaser)



                                    RECITALS

         A. Agritope is currently a wholly-owned subsidiary of Epitope, Inc., an Oregon corporation that is publicly held ("Epitope"). The board of directors of Epitope has authorized the spin-off of Agritope (the "Spin-off") to its shareholders. The Spin-off will be accomplished through a dividend distribution to Epitope shareholders of all the Agritope common stock, par value $.01 per share, including associated preferred stock purchase rights ("Agritope Common Stock") held by Epitope. After the distribution, Agritope will cease to be a subsidiary of Epitope and will operate as an independent public company.

         B. The Spin-off is contingent upon Agritope having received binding commitments for financing from investors in an aggregate amount the Epitope board of directors deems sufficient to support the operations of Agritope as a separate business for a period of not less than two years.

         C. Purchaser wishes to invest in Agritope by purchasing newly issued shares of Agritope Series A Preferred Stock, par value $.01 per share ("Agritope Series A Preferred Stock") after the Spin-off occurs. Purchaser is only willing to invest in Agritope if Agritope is an independent company and the Agritope Common Stock is publicly traded. Although Purchaser intends to hold the Agritope Series A Preferred Stock and the shares of Agritope Common Stock issuable upon conversion of the Series A Preferred Stock for investment, a significant factor in Purchaser's investment decision is the liquidity provided by a publicly traded security. Purchaser is not willing to become a minority shareholder in Agritope while it is a privately held company.

         D. After the Spin-off, Purchaser wishes to purchase from Agritope the number of shares listed on the cover page (the "Purchased Shares") of Agritope Series A Preferred Stock for $7 per share. Agritope wishes to sell the Purchased Shares to Purchaser on the terms and conditions set forth below.

         E. As part of the sale terms, Agritope is granting Purchaser an option to purchase additional shares of Agritope Series A Preferred Stock (the "Option Shares") on the terms of this Agreement. The Purchased Shares and the Option Shares are collectively referred to as the "Preferred Shares."

                                    AGREEMENT

         The parties agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF SHARES

         1.1 Sale of Shares. Upon the terms and conditions of this Agreement, Agritope shall issue and sell the Purchased Shares to Purchaser and Purchaser shall purchase the Purchased Shares from Agritope for the total purchase price listed on the cover page (the "Purchase Price").

         1.2 Payment and Delivery. On the Closing date, Purchaser shall pay the Purchase Price by wire transfer in United States dollars to Agritope. At Closing, Agritope shall deliver to the Purchaser stock certificates representing the Purchased Shares.

                                   ARTICLE II
                                     CLOSING

         2.1 Closing. The sale of the Purchased Shares shall be consummated at a closing (the "Closing") on the third business day after the day the Spin-off occurs (the "Closing Date"). Agritope shall notify Purchaser of the occurrence of the Spin-off and sale of Agritope Common Stock to investors, and shall simultaneously notify Purchaser of the Closing Date.

         2.2 Actions at Closing. At the Closing:

                  (a) The Purchaser shall pay Agritope the Purchase Price by wire transfer in United States dollars.

                  (b)  Agritope  shall  deliver  to  Purchaser   stock
         certificates representing the Purchased Shares.

                  (c) Agritope shall deliver to Purchaser an opinion of Agritope's counsel as described in Section 9.1(e) below.

                  (d)  The   parties   shall  enter  into  a  Research
         Agreement on mutually agreeable terms negotiated by them.

                  (e) The parties shall take all other actions that they deem necessary or desirable to consummate the purchase and sale of the Purchased Shares hereunder.


                                   ARTICLE III
                            RESTRICTIONS ON TRANSFER

         3.1 General.

                  (a) PURCHASER SHALL NOT SELL, OFFER TO SELL, PLEDGE, OR OTHERWISE TRANSFER ANY PREFERRED SHARES OR ANY SHARES OF AGRITOPE COMMON STOCK ISSUED UPON CONVERSION OF THE PREFERRED SHARES (THE "CONVERSION SHARES") TO ANY OTHER PERSON EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S AS IN EFFECT ON THE DATE OF TRANSFER, PURSUANT TO REGISTRATION UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.

         AGRITOPE SHALL REFUSE TO REGISTER ON ITS BOOKS ANY PURPORTED TRANSFER MADE IN VIOLATION OF THIS SECTION 3.1, AND ANY SUCH PURPORTED TRANSFER SHALL BE VOID.

                  (b) PURCHASER SHALL NOT ENGAGE IN ANY HEDGING TRANSACTIONS INVOLVING THE PREFERRED SHARES OR THE CONVERSION SHARES UNLESS IN COMPLIANCE WITH THE 1933 ACT.

                  (c) NEITHER THE PREFERRED SHARES NOR THE CONVERSION SHARES HAVE BEEN REGISTERED UNDER THE 1933 ACT. THE PREFERRED SHARES AND CONVERSION SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE 1933 ACT), UNLESS (i) THE TRANSACTION IS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE ACT, OR (ii) AN
         EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE ACT IS AVAILABLE AND THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT.

                  (d) Purchaser agrees to be bound by and comply with all restrictions provided for in this Agreement on transfer of the Preferred Shares or the Conversion Shares, and further agrees that it shall not offer, sell, transfer, pledge or otherwise dispose of the Preferred Shares or the Conversion Shares in violation of any applicable securities or other laws and regulations of a governmental authority having jurisdiction over such disposition.

         3.2 Certificate Legends. Certificates for the Preferred Shares and the Conversion Shares shall bear substantially the following legends:

                  "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, UNLESS (i) THE TRANSACTION IS EFFECTED IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, (ii) THE TRANSACTION IS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE, TERRITORY OR POSSESSION OF THE UNITED STATES OR THE DISTRICT OF COLUMBIA ("STATE ACT"), OR (iii) AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE ACT IS AVAILABLE AND THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT."

                  "HEDGING  TRANSACTIONS  INVOLVING  THESE SHARES
         MAY NOT BE CONDUCTED  UNLESS IN COMPLIANCE WITH THE 1933
         ACT."

                                   ARTICLE IV
                               INVESTMENT MATTERS

         4.1 Investment Representations. Purchaser represents and warrants to Agritope as follows:

                  (a) Domicile. PURCHASER IS NOT A U.S. PERSON, AS THAT TERM IS DEFINED ON EXHIBIT B.

                  (b)  Access  to  Information.  Purchaser  has  been  given,  a reasonable time before execution of this Agreement, the opportunity to ask questions and receive answers concerning Agritope and the terms and conditions of the offering of the Preferred Shares and the Conversion Shares, and to obtain any additional information that Agritope possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished to Purchaser. Purchaser has received any such additional information that Purchaser has requested.

                  (c) Experience. Purchaser has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Preferred Shares and the Conversion Shares, and has the ability to bear the economic risk of that investment.

                  (d) Investment Intent. Purchaser is acquiring the Preferred Shares and the Conversion Shares for Purchaser's own account and not on behalf of any other person. Purchaser is not acquiring the Preferred Shares or the Conversion Shares with a view to distribution or with the intent to divide Purchaser's participation with others by reselling or otherwise distributing the Preferred Shares or the Conversion Shares, either directly or indirectly through a sale of its own capital stock.

         4.2  Certain   Restrictions.   Purchaser   acknowledges  the  following
restrictions:

                  (a) United Kingdom. If this Agreement and any related documents are issued, circulated, or distributed to Purchaser in the United Kingdom, Purchaser hereby acknowledges that the offer of the Preferred Shares and the Conversion Shares pursuant to this Agreement is effected by private placing and that, accordingly, no steps have been taken in any jurisdiction that would permit the issue of any prospectus, application form, notice, circular, or other invitation offering the Preferred Shares and the Conversion Shares to the public for subscription or purchase, and Purchaser hereby represents and warrants that (a) it is a person falling within Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such materials may otherwise be lawfully issued or passed on and (b) it is a person whose ordinary activities involve it in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of its business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995.

                  (b) France. If this Agreement and any related documents are issued, circulated, or distributed to Purchaser in France, Purchaser hereby acknowledges that this Agreement has been supplied in the context of a private placing and that the placing of the Preferred Shares and the Conversion Shares has not been effected through "demarchage" (solicitation) within the meaning of the Law No. 72-6 of 3 January 1972. Purchaser hereby undertakes not to transfer or assign directly or indirectly the Preferred Shares or the Conversion Shares in France subsequent to their subscription. This Agreement and any related documents (together with any further information) are made available to Purchaser on the condition that they are for use only by Purchaser in connection with the proposed investment and shall neither be passed on by Purchaser to any further person nor reproduced in whole or in part. Purchaser has been notified by Agritope to ensure that the terms of this undertaking are strictly adhered to.

         4.3 Disclosure Document. Purchaser acknowledges receipt of a Registration Statement on Form S-1 filed by Agritope under the 1933 Act with respect to the Spin-off, without exhibits, together with all amendments filed with the U.S. Securities and Exchange Commission to the date hereof. Agritope shall furnish to the Purchaser any additional amendments filed before the Closing Date. As so amended, the Registration Statement is referred to herein as the "Disclosure Document."


                                    ARTICLE V
                               REGISTRATION RIGHTS

         5.1 Definitions.

                  (a) "Eligible Shares" refers to shares of Agritope Common Stock issuable upon conversion of Agritope Series A Preferred Stock, other than shares that are not "restricted securities" for purposes of Rule 144 promulgated under the 1933 Act.

                  (b) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement or document.

         5.2 Requested Registration. If Agritope shall be requested by Purchaser or an affiliated holder of Agritope Series A Preferred Stock or Eligible Shares to effect a registration under the 1933 Act covering the Eligible Shares, Agritope shall promptly give written notice of such proposed registration to all persons who purchased Agritope Series A Preferred Stock from Agritope. Any holders of Series A Preferred Stock who wish to participate in the offering must respond within 10 days after receipt of such notice. Upon such a request, Agritope shall as expeditiously as possible use its best efforts to file a registration statement (the "Registration Statement") under the 1933 Act with respect to the resale of Eligible Shares. If the request is made at a time when Agritope is not eligible to use Form S-3, Agritope shall use its best efforts to file the Registration Statement with respect to the Eligible Shares which Agritope has been requested to register (a) in such request and (b) in any response to such notice received by Agritope, within 60 days after the date by which holders must respond to Agritope's notice. If the request is made at a time when Agritope is eligible to use Form S-3, the Registration Statement shall be filed with respect to all Eligible Shares as expeditiously as is practicable. Agritope shall have an obligation to file a Registration Statement under this
Section 5.2 only once, except that if the Registration Statement filed is not on Form S-3, and is not filed with respect to all Eligible Shares, Agritope shall have an obligation to file a Registration Statement on Form S-3 with respect to the remaining Eligible Shares if a later request is made under this section at a time when Agritope is entitled to use Form S-3.

         5.3 Registration Procedure. If obligated to file a Registration Statement under Section 5.2, Agritope shall follow the registration procedures set forth in this Section 5.3. Agritope shall use its best efforts to cause the Registration Statement to become effective under the 1933 Act and to maintain the effectiveness of the Registration Statement for a period of 90 days or, if the Registration Statement is on Form S-3, two years. If required to permit resale of the Eligible Shares in the state of New York, Agritope shall use its best efforts to register or qualify the Eligible Shares covered by the Registration Statement under the blue sky laws of the state of New York, provided that Agritope shall not be required in connection therewith or as a condition precedent thereto to qualify to do business or to file a general consent to service of process in the state of New York. If required by applicable law, Agritope shall furnish to the holders of the registered Eligible Shares such reasonable number of copies of a prospectus, in conformity with the requirements of the 1933 Act, and any amendments or supplements thereto and such other documents as the holders of the registered Eligible Shares may reasonably request in order to facilitate the disposition of the registered Eligible Shares after the Registration Statement has been declared effective. Agritope shall use reasonable efforts to notify the holders of the registered Eligible Shares when a prospectus relating to the Eligible Shares is required to be delivered under the 1933 Act, to notify the holders of the registered Eligible Shares of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, to file as promptly as may be practicable under the circumstances such amendments and supplements as may be required on account of such event, and to use its best efforts to cause each such amendment to become effective. The holders of the registered Eligible Shares shall not effect sales of Eligible Shares after receipt of notice from Agritope that any such amendment or supplement is required on account of any such event, until the amendment becomes effective or the supplement has been filed. Agritope's obligations under this Section 5.3 shall expire at such time as Agritope is no longer required to maintain the effectiveness of the Registration Statement as provided for above.

         5.4 Deferral for Material Events. If, because of a proposed material acquisition or any other material event, the Agritope board of directors reasonably determines that the filing or effectiveness of a Registration Statement or of a supplement or amendment to the prospectus pursuant to this
Article V would be detrimental to Agritope, Agritope may defer such filing or effectiveness for a period of up to 90 days after such filing or effectiveness would otherwise ordinarily have occurred. For the purposes of the preceding sentence, it shall be presumed that a Registration Statement would ordinarily be filed 45 days after request under Section 5.2, that a supplement or amendment to the prospectus would ordinarily be filed 10 days after notice referred to in
Section 5.3 and that the Registration Statement or any amendment to the prospectus would ordinarily become effective five business days after filing an acceleration request.

         5.5 Furnish Information; Expenses. It shall be a condition precedent to the obligations of Agritope in regard to the Eligible Shares to be registered pursuant to Section 5.2 for any holder of such shares that the holder shall furnish to Agritope such information regarding itself, the Eligible Shares held by it, and the intended method of disposition of its Eligible Shares as shall be required to effect the registration of its Eligible Shares, and shall agree to be bound by the terms of this Article V if such holder is not already a party to this Agreement.

         5.6 Expenses of Registration. All expenses relating to registration of the Eligible Shares (other than underwriting discounts and commissions, transfer taxes, if any, and fees and disbursements of counsel to the holders of the Eligible Shares) incurred in connection with the registrations, filings or qualifications pursuant to Section 5.3 above, including without limitation all registration, filing and qualification fees, printing and accounting fees, and fees and disbursements of counsel for Agritope, shall be borne by Agritope.

         5.7 Indemnification.

                  (a) Indemnification by Agritope. To the extent permitted by law, Agritope shall indemnify and hold harmless the Purchaser, each other holder of Eligible Shares being registered, and the officers, directors, partners, agents, and employees of each holder or any underwriter (as defined in the 1933 Act) of such Eligible shares, and each person, if any, who controls the Purchaser, each other such holder or such underwriter within the meaning of the 1933 Act or the United States Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (a "Violation"):

                           (i) any  untrue  statement  or alleged
                  untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,

                           (ii) the omission or alleged  omission
                  to state therein a material fact required to be
                  stated   therein  or   necessary  to  make  the
                  statements therein not misleading, or

                           (iii)   any   violation   or   alleged
                  violation by Agritope of the 1933 Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the 1933 Act, the 1934 Act, or any state securities law.

         Agritope shall reimburse the Purchaser and each such holder, officer, director, partner, agent, employee, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action. The indemnity agreement contained in this subsection 5.7(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of Agritope (which consent shall not be unreasonably withheld), nor shall Agritope be liable to the Purchaser or such other holder in any such case for any such loss, claim, damage, liability, or action (A) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of the Purchaser, such other holder, or such underwriter or controlling person or
         (B) in the case of a sale directly by the Purchaser or such other holder of the Eligible Shares (including a sale of such Eligible Shares through any underwriter retained by the Purchaser or such other holder to engage in a distribution solely on behalf of the Purchaser or such other holder), if such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Purchaser or such other holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Eligible Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the 1933 Act.

                  (b) Indemnification by Holders of the Shares. To the extent permitted by law, the Purchaser and each other holder of Eligible Shares being registered shall indemnify and hold harmless Agritope, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls Agritope within the meaning of the 1933 Act, each agent and underwriter for Agritope, each other holder of shares selling securities covered by the Registration Statement, each director, officer, partner, agent, and employee of such other holder or underwriter, and each person, if any, who controls such other holder or underwriter, against any losses, claims, damages, or liabilities (joint or several) to which Agritope or any such director, officer, partner, agent, employee, controlling person, underwriter, or other holder may become subject, under the 1933 Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser or such other holder expressly for use in connection with such registration; and the Purchaser or such other holder shall reimburse any legal or other expenses reasonably incurred by Agritope or any such director, officer, partner, agent, employee, controlling person, underwriter, or other holder, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 5.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such holder, which consent shall not be unreasonably withheld; and provided, further, that the indemnification obligation of the Purchaser or such other holder shall be limited to the aggregate public offering price of the Eligible Shares sold by the Purchaser or such other holder pursuant to such registration.

                  (c) Notice,  Defense  and  Counsel.  Promptly  after
         receipt by an indemnified party under this Section 5.7 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
         Section 5.7 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.7.

                  (d) Survival of Rights and Obligations. The obligations of Agritope, the Purchaser, and any other holders of Eligible Shares under this Section 5.7 shall survive the completion of any offering of the Eligible Shares covered by the Registration Statement.


                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF AGRITOPE

         To induce Purchaser to purchase the Shares, Agritope represents and warrants to Purchaser as follows:

         6.1 Organization, Etc. As of the Closing Date, Agritope will be a corporation duly organized and validly existing under the laws of the state of Delaware. Agritope has all requisite corporate power and authority to own its properties and carry on its business as now conducted.

         6.2 Authority. Agritope has all requisite corporate power and authority to execute, deliver, and perform this Agreement. This Agreement has been duly executed and delivered by Agritope and is the valid, legal, and binding agreement of Agritope, enforceable against Agritope in accordance with its terms. No consent of, approval by, filing with, or notice to any governmental authority or any other person or entity is required for Agritope to execute, deliver, and perform this Agreement, other than those that have been obtained, made, or given.

         6.3 Capitalization. The authorized capital stock of Agritope as of the Closing Date will consist of 30,000,000 shares of common stock and 10,000,000 shares of preferred stock. Immediately following the Closing Date, the number of shares of capital stock outstanding or issuable pursuant to options to purchase Agritope Series A Preferred Stock shall not be more than 5,250,000, and shall consist only of Agritope Common Stock and Agritope Series A Preferred Stock. No right to purchase or acquire shares of any unissued capital stock of Agritope or shares convertible into or exchangeable for such capital stock is authorized or outstanding, other than as set forth on Exhibit C.

         6.4 Valid Issuance; Title. When issued and paid for in accordance with the terms of this Agreement, the Purchased Shares and the Option Shares will be validly issued, fully paid, and nonassessable. Upon delivery to Purchaser of the certificates representing the Purchased Shares and the Option Shares pursuant to this Agreement, Purchaser will have valid, marketable title to the Purchased Shares and the Option Shares, respectively, free and clear of all encumbrances, other than restrictions on transfer described in this Agreement.

         6.5 Disclosure Document. The financial statements contained in the Disclosure Document (except as otherwise noted therein) were prepared in conformity with U.S. generally accepted accounting principles, consistently applied, and fairly present the financial position and the results of operations at the date and for the year or period indicated.

         6.6 Tax Matters. Agritope has filed all required federal, state, and other tax returns in a timely fashion and is not delinquent with respect to the payment of any federal, state, or other taxes.

         6.7 Assets Needed for Business. Agritope owns, leases, or otherwise has the right to use all assets necessary for its present business.

         6.8 Litigation and Other Contingent Liabilities. There are no actions or proceedings pending or to the best of Agritope's knowledge threatened against Agritope or any of its properties or assets or outstanding judgments or orders to which Agritope is subject, which adversely affect Agritope's business, operations, or financial condition. There is no action or proceeding pending or to the best of Agritope's knowledge threatened against Agritope to restrain or prohibit the sale of the Preferred Shares to Purchaser.

         6.9 Absence of Certain Adverse Effects. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with, result in any violation of, constitute a default under, or give rise to a right of acceleration or termination under, any provision of the articles of incorporation or bylaws of Agritope or any agreement, mortgage, bond, indenture, agreement, franchise, or other instrument or obligation to which Agritope is a party or by which it is bound, (b) result in the creation of any encumbrance upon any of the assets or properties of Agritope, (c) violate any judgment or order against, or binding upon, Agritope or upon the Preferred Shares, assets, properties, or business of Agritope, or
(d) constitute a violation by Agritope of any law.

         6.10 Business Plan. Agritope has provided to Purchaser a copy of its business plan for the next five years.

         6.11 No Brokers. Agritope has not hired any broker or finder or incurred any liability for fees or commissions to any such person in connection with this Agreement, other than American Equities Overseas (UK) Ltd.

         6.12 Disclosure. Except as disclosed herein and in the Disclosure Document, no representation or warranty by Agritope contained in this Agreement or in the Disclosure Document contains any untrue statement of a material fact, or omits to state any material fact required to make the statements herein or therein contained not misleading.


                                   ARTICLE VII
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Agritope as follows:

         7.1 Corporate Existence; Execution and Performance of Agreement. If Purchaser is a corporation, Purchaser is duly organized and validly existing under the laws of the country listed on the cover page and has all requisite corporate power and authority to execute, deliver, and perform this Agreement. The execution, delivery, and performance of this Agreement by Purchaser will not conflict with any provision of its articles of incorporation or bylaws or similar charter documents (if Purchaser is a corporation) or with any undertaking, agreement, indenture, decree, order, or judgment by which it is bound and will not violate any law applicable to Purchaser.

         7.2 Binding Obligations; Due Authorization. This Agreement constitutes the valid, legal, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. If Purchaser is a corporation, the execution, delivery, and performance of this Agreement by Purchaser has been duly and validly authorized by its board of directors and no other corporate proceedings on the part of Purchaser are necessary to authorize its execution, delivery, and performance of this Agreement. Purchaser is not required to obtain any consent of or approval by, to make any filing with, or to give any notice to, any governmental authority or any other person or entity for Purchaser to execute, deliver, and perform this Agreement.

         7.3 No Brokers. Purchaser has not hired any broker or agent or incurred any liability for fees or commissions to any such person in connection with this Agreement.

         7.4 Litigation. There is no action or proceeding pending or threatened against Purchaser before any court, other governmental body or arbitrator to restrain or prohibit the purchase of the Preferred Shares.

         7.5 Disclosure. No representation or warranty by Purchaser contained in this Agreement contains any untrue statement of a material fact, or omits to state any material fact required to make the statements herein not misleading.


                                  ARTICLE VIII
                                    COVENANTS

         8.1 Best Efforts. Each party shall use such party's good faith efforts to cause the transactions contemplated hereby to be consummated as soon as practicable after the Spin-off has been consummated and the closing of the $9.4 million placement (the "Placement") being made as a condition of the Spin-off has occurred.

         8.2 Right of Access. Throughout the period from the date hereof through the Closing Date, Agritope shall give Purchaser and its representatives, including its counsel and accountants, on reasonable notice, full access during normal business hours to all of Agritope's properties, documents, contracts, books and records and such other information with respect to Agritope's business affairs and properties as Purchaser may reasonably request.

         8.3 Preservation of Business; Notice of Change. From the date hereof through the Closing Date, (a) Agritope shall use its best efforts to conduct its business in the usual and ordinary course consistent with past practice and all applicable laws and in a manner that will not breach any of Agritope's representations, warranties, and covenants in this Agreement and (b) Agritope shall preserve its business organization intact.

                                   ARTICLE IX
                                   CONDITIONS

         9.1 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to effect the Closing is subject to the satisfaction, or waiver by Purchaser, of each of the following conditions on or prior to the Closing:

                  (a) The Spin-off shall have occurred no later than February 28, 1998, and the Placement proceeds shall have been delivered to Agritope.

                  (b)  Agritope  shall  have  delivered   certificates
         representing the Purchased Shares to the Purchaser.

                  (c) All representations and warranties of Agritope contained in this Agreement shall be true and correct in all respects as of the Closing with the same effect as if such representations and warranties had been made or given at and as of the Closing, and all agreements, covenants and conditions to be performed or met by Agritope on or prior to the Closing shall have been so performed or met in all respects, and there shall have been no material adverse change in the financial or business condition of Agritope. There shall have been no modification of any material disclosure contained in the Disclosure Document since the date of this Agreement.

                  (d) No action or proceeding shall have been instituted or threatened before any court, other governmental body or arbitrator (i) to restrain or prohibit the transactions contemplated by this Agreement, (ii) that might restrict the operation of Agritope's business in any material respect if the purchase and sale of the Preferred Shares hereunder is consummated, (iii) that might restrict the ownership of the Preferred Shares or the exercise of any rights with respect thereto by Purchaser, or (iv) that might subject any of the parties hereto, to any liability, fine, forfeiture or penalty on the ground that any of the parties hereto has violated or will violate any applicable law in connection with the transactions contemplated hereby.

                  (e) Purchaser shall have received an opinion of Agritope's counsel to the effect that when issued and paid for in accordance with the terms of this Agreement, the Purchased Shares and Option Shares will be validly issued, fully paid, and nonassessable, and addressing such other matters as Purchaser may reasonably request not less than 15 days prior to Closing.

                  (f) Agritope shall simultaneously close with other Purchasers who are buying Series A Preferred Stock on the terms of Series A Preferred Stock Purchase Agreements similar to this Agreement.

                  (g) Agritope shall have adopted and filed a Certificate of Designation in the form attached as Exhibit D to designate the rights, characteristics and preferences of the Series A Preferred Stock.

                  (h) Agritope's board of directors shall have adopted resolutions authorizing election of a Director by holders of Series A Preferred Stock pursuant to its Certificate of Incorporation and Bylaws.

                  (i) The Rights Agreement approved by Agritope's board of directors shall permit Purchaser and other holders of Agritope Series A Preferred Stock to convert such shares to Agritope Common Stock without being deemed "Acquiring Persons" for purposes of the Rights Agreement and Agritope's board of directors shall have adopted resolutions to the effect that such holders are not "Adverse Persons" (as defined in the Rights Agreement), subject to execution of a standstill agreement in form and substance satisfactory to Agritope.

                  (j) Agritope shall have entered into a Research Agreement with Purchaser containing mutually agreeable terms.

                  (k) Agritope shall have delivered to Purchaser an officer's certificate confirming the correctness of Agritope's representations and warranties and satisfaction of the foregoing closing conditions.

         9.2 Conditions Precedent to Obligations of Agritope. The obligation of Agritope to effect the Closing is subject to the satisfaction, or waiver by Agritope, of each of the following conditions on or prior to the Closing:

                  (a)  The  Spin-off   shall  have  occurred  and  the
         Placement proceeds shall have been delivered to Agritope.

                  (b) Purchaser shall have paid the Purchase Price in immediately available funds to Agritope.

                  (c) All representations and warranties of Purchaser and Agritope contained in this Agreement shall be true and correct in all respects as of the Closing with the same effect as if such representations and warranties had been made or given at and as of the Closing, and all agreements, covenants and conditions to be performed or met by Purchaser on or prior to the Closing have been so performed or met in all respects.

                  (d) No action or proceeding shall have been instituted or threatened before any court, other governmental body or arbitrator to restrain or prohibit the transactions contemplated in this Agreement or that might subject any of the parties hereto to any liability, fine, forfeiture or penalty on the ground that any of the parties hereto has violated or will violate any applicable law in connection with the transactions contemplated hereby.

                  (e) The issuance and sale of the Preferred Shares shall not violate any applicable state, federal, or foreign securities laws.

                                    ARTICLE X
                                 PURCHASE OPTION

         10.1 Grant of Option. Agritope hereby grants Purchaser the option (the "Option") to purchase up to 785,715 shares of Agritope Series A Preferred Stock at a price of $7.00 per share on the terms and conditions of this Agreement, mutatis mutandis. The Option shall expire to the extent not exercised prior to 5:00 P.M. Pacific Standard Time on January 15, 1998. Purchaser may assign the Option, in whole or in part, to an affiliate or related party, provided the assignee is a person to whom the Option Shares may be sold without violation of applicable securities laws. Without limiting the foregoing, the assignee must not be a U.S. person, as that term is defined on Exhibit B, and must make the investment representations set forth in Article IV hereof. In addition, the Option may not be exercised unless the sale complies with Regulation S.

         10.2 Exercise of Option. Purchaser (or its assignee) may exercise the Option by giving Agritope notice thereof ("Notice of Exercise") at any time before expiration of the Option. The Notice of Exercise shall specify the number of shares purchased, the name and address of the purchaser if other than the Purchaser, and a date of closing, which shall be subject to the reasonable convenience of Agritope. Not later than five business days after the Notice of Exercise is given, the Purchaser (or its assignee) shall pay the purchase price in immediately available funds and shall complete and sign a counterpart of this Agreement if the purchaser is an assignee of the Purchaser. Agritope shall deliver to the Purchaser (or its assignee, as the case may be) a certificate for the Option Shares purchased, together with an officer's certificate and an opinion of Agritope's counsel; such officer's certificate and opinion shall be substantially similar to those documents delivered at the initial Closing.

                                   ARTICLE XII
                                  OTHER MATTERS

         11.1 Notices. Any notice, request, or demand under this Agreement shall be in writing and shall be deemed to have been duly given and received (i) upon personal delivery, (ii) upon fax transmission to the recipient at the fax number listed below, provided that a copy of the fax is promptly deposited for delivery by one of the methods listed in (iii) or (iv) below, (iii) ten days after deposit in the mails, if sent certified or comparable form of mail with return receipt requested, addressed to the recipient at the address listed below, or
(iv) five days after deposit if deposited for delivery with a reputable courier or express service, addressed to the recipient at the address listed below:

         If to Agritope:            Agritope, Inc.
                                    8505 S.W. Creekside Place
                                    Beaverton, Oregon  97008
                                    U.S.A.
                                    Attention:  President
                                    Fax:  503.520.6196

         If to Purchaser:           Purchaser's address listed on the cover page


A party may change its address or fax number for purposes of this Section 11.1 by giving the other parties notice of the change.

         11.2 Amendments and Waiver. This Agreement may be amended or modified by, and only by, a written instrument executed by each of the parties hereto. The terms of this Agreement may be waived by, and only by, a written instrument executed by the party or parties against whom such waiver is sought to be enforced.

         11.3 Expenses. Each party to this Agreement shall pay its own expenses (including, without limitation, the fees and expenses of such party's counsel incidental to the preparation of and consummation of this Agreement).

         11.4 Headings. The headings contained in this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

         11.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. A facsimile transmission of a signed original shall have the same effect as delivery of the signed original.

         11.6 Parties in Interest; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by any party hereto without the prior written consent of the other party.

         11.7 Entire Agreement. This Agreement, together with all exhibits hereto, constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any prior agreements and understandings relating to such subject matter.

         11.8 Severability. If any restriction in this Agreement exceeds that permitted under applicable law, it shall be deemed modified to include the maximum permissible restriction. If any provision is nonetheless held unenforceable in any jurisdiction, the enforceability of this Agreement in any other jurisdiction and the enforceability of the remaining provisions in that jurisdiction shall not be affected.

         11.9 Attorney Fees. In the event any party shall seek enforcement of any covenant, warranty, indemnity, or other term or provision of this Agreement, the party that prevails in such enforcement proceeding shall be entitled to recover such reasonable costs and attorney fees which shall be determined by the arbitrator or court (including any appellate court).

         11.10 Survival. All the respective representations, warranties, covenants, and other agreements of the parties hereunder or contained in any schedule or certificate given in connection herewith or contemplated hereby shall survive the Closing Date, except as they may be fully performed prior to or at the Closing Date.

         11.11 Form of Public Disclosures. Except as required by applicable law, Purchaser shall not make any public disclosure concerning this Agreement and the transactions contemplated herein unless Agritope has approved in advance the form and substance thereof.

         11.12 Cumulative Rights and Remedies. All the rights and remedies provided to the parties under this Agreement are cumulative, and none is exclusive of any other right or remedy a party may have hereunder or under applicable law.

         11.13 No Third-Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person or entity other than the parties hereto and their respective successors and permitted assigns.

         11.14 Dispute Resolution.

                  (a) Conduct. Any dispute arising in connection with this Agreement shall be finally settled by arbitration referred to and conducted in accordance with the International Arbitration Rules of the American Arbitration Association, except as such rules may conflict with the provisions of this section in which event the provisions of this section shall control. Any party may be represented by counsel therein. Any such arbitration shall be conducted by a panel of one or more arbitrators selected in accordance with the International Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in English in Portland, Oregon, U.S.A.

                  (b) Decision. Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The arbitral tribunal's decision shall include a reasonably detailed statement of the basis for the decision and computation of the award, if any. The parties further agree to exclude any right of application or appeal to any court in connection with any question of law arising in the course of the arbitration. The award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found. Judgment upon the award may be entered in any court having jurisdiction thereof or an application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.

                  (c) Costs. Except as the arbitral tribunal may otherwise determine in its discretion, a party substantially prevailing in the arbitration shall be entitled to recover its attorney fees and costs, including the costs and expenses of its witnesses, and the other parties shall pay the fees, costs and expenses of the arbitral tribunal and the administering and appointing authority.

         11.15 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive law (but not the conflict of law rules) of the state of Oregon.

                                    EXHIBIT B

                     CERTAIN DEFINITIONS UNDER REGULATION S


                  Set forth below is the text of Rule 902(o) promulgated under the 1933 Act which defines "U.S. person" as follows:

                  (o)  U.S. Person.

                  (1)  "U.S. person" means:

                  (i)  Any  natural  person  resident  in  the  United
         States;

                  (ii) Any partnership or corporation organized or incorporated under the laws of the United States;

                  (iii)  Any   estate  of  which   any   executor   or
         administrator is a U.S. person;

                  (iv)  Any  trust  of  which  any  trustee  is a U.S.
         person;

                  (v) Any agency or branch of a foreign entity located in the United States;

                  (vi) Any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

                  (vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

                  (viii) Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in shares not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

                  (2) Notwithstanding paragraph (o)(1) of this rule, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a "U.S. person."

                  (3) Notwithstanding paragraph (o)(1), any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

                  (i) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

                  (ii) The estate is governed by foreign law.

                  (4) Notwithstanding paragraph (o)(1), any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

                  (5) Notwithstanding paragraph (o)(1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

                  (6) Notwithstanding paragraph (o)(1), any agency or branch of a U.S. person located outside the United States shall not be deemed a "U.S. person" if:

                  (i) The agency or branch operates for valid business reasons; and

                  (ii) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

                  (7) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed "U.S. persons."

                  Set forth below is the text of Rule 9.02(p) promulgated under the 1933 Act which defines "United States" as follows:

                  (p) "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

                                    EXHIBIT C

                            RIGHTS TO ACQUIRE SHARES


Preferred Stock Purchase Rights, as described in the Information Statement/Prospectus included in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (File No. 333-34597) ( the "Form S-1").

Options to purchase Agritope Common Stock issued or issuable under the 1997 Stock Award Plan, which provides for issuance of options to purchase up to 2,000,000 shares of Agritope Common Stock.

Rights to purchase Agritope Common Stock under the 1997 Employee Stock Purchase Plan, which provides for the issuance of up to 250,000 shares of Agritope Common Stock.

Warrants to be issued to Vector Securities International, Inc., in connection with the Spin-off, as described in the Form S-1.

Warrants to be issued to American Equities Overseas, Inc., or its designees to purchase 500,000 shares of Agritope Common Stock.

Options granted or to be granted to Purchaser and other purchasers of Agritope Series A Preferred Stock, representing in the aggregate rights to purchase 785,715 shares of Agritope Series A Preferred Stock at a price of $7.00 per share.

                                    EXHIBIT D

                           Certificate of Designation

         [Filed as Exhibit 3.3 to the Company's Registration Statement]